UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Equity Grants

The Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Five Prime Therapeutics, Inc. (the “Company”) reviews and approves an annual equity incentive award program for the Company’s employees, including the Company’s executive officers, which in the past was generally administered in July or August of each year. In 2017, the Company revised the timing of the annual long-term incentive equity award program to occur in February in connection with the Company’s annual review process.

On February 7, 2017, the Committee approved annual grants of (i) options to purchase the Company’s common stock (the “Options”) and (ii) restricted common stock (the “Standard RSAs”) to each of the named executive officers and principal financial officer under the Company’s 2013 Omnibus Incentive Plan (the “Plan”), in each case for the number of shares of common stock set forth opposite the executive officer’s name in the table below.

Name and Title	Option Shares	Standard RSAs
Lewis T. Williams President and Chief Executive Officer	101,250	16,875
Marc Belsky SVP and Chief Financial Officer	22,500	5,625
Aron Knickerbocker Chief Operating Officer	40,000	10,310
Francis Sarena Chief Strategy Officer and Secretary	45,000	10,310

Subject to each such executive officer’s continued service with the Company on the applicable vest date, each executive officer’s Options will vest in forty-eight monthly installments over the four-year period following the grant date.

Subject to each executive officer’s continued service with the Company on the applicable vest date, one-third of the shares subject to each executive officer’s Standard RSA will vest on February 5, 2018, one-third of the shares subject to each executive officer’s Standard RSA will vest on February 5, 2019 and the remaining one-third of the shares subject to each executive officer’s Standard RSA will vest on February 5, 2020.

Retention Equity Grants

On February 7, 2017, the Committee approved retention grants of restricted common stock (the “Retention RSAs”) under the Plan to the named executive officers and principal financial officer listed below, in each case for the number of shares of common stock set forth opposite the executive officer’s name in the table below.

Name and Title	Retention RSAs
Marc Belsky SVP and Chief Financial Officer	9,375
Aron Knickerbocker Chief Operating Officer	7,690
Francis Sarena Chief Strategy Officer and Secretary	7,690

Subject to each such executive officer’s continued service with the Company on the applicable vest date, each executive officer’s Retention RSAs will vest as follows:

(i)	one-quarter of the shares subject to each Retention RSA will vest on the earlier to occur of (A) the date of administration of the first dose to the first human subject in the first Phase 3 or registration-enabling clinical trial of cabiralizumab and (B) the date of administration of the first dose to the first human subject in the first Phase 3 or registration-enabling trial of FPA144;

(ii)	one-quarter of the shares subject to each executive officer’s Retention RSA will vest on February 5, 2019; and

(iii)	one-half of the shares subject to each executive officer’s Retention RSA will vest on February 5, 2020.

The vesting of the Retention RSAs with respect to an executive officer will not accelerate in the event of such executive officer’s dismissal or discharge by the Company for reasons other than cause, as defined in such executive officer’s executive severance benefits agreement, and other than as a result of such executive officer’s death or disability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis W. Sarena
Francis W. Sarena
Chief Strategy Officer and Secretary

Dated: February 13, 2017

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